Exhibit 99.1

Terns Pharmaceuticals Appoints Andrew Gengos as Chief Financial Officer

Seasoned public company CFO with 25 years of leadership experience in biotech

FOSTER CITY, Calif., February 24, 2025 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today announced the appointment of Andrew Gengos as chief financial officer, effective immediately.

“We are delighted to have Andrew join the Terns’ team as our new chief financial officer, confident his extensive experience and proven track record of financial leadership will be instrumental in driving our growth. We look forward to Andrew’s contributions as we continue to advance our mission to transform patients’ lives through the development of new medicines that have a valuable, enduring impact on human health,” said Amy Burroughs, chief executive officer of Terns.

“I am pleased to be joining Terns as we advance our lead oncology and obesity programs towards compelling clinical readouts later this year,” said Mr. Gengos. “I look forward to working with the talented Terns’ leadership team to build on the Company’s strong financial foundation and drive continued success in bringing new treatment options to patients battling serious diseases, including oncology and obesity.”

Mr. Gengos is a seasoned finance and corporate strategy executive with 25 years of experience, successfully leading teams in the life sciences and biotechnology industry. Most recently, he served as the chief financial officer of Athira Pharma, Inc. Prior to that, Mr. Gengos was chief business officer at Cyteir Therapeutics, where he led the finance team that took the company public. In addition, Mr. Gengos held chief executive officer roles at ImmunoCellular Therapeutics and Neuraltus Pharmaceuticals, where he provided strategic and financial leadership across multiple therapeutic areas, including oncology and neurodegenerative disease. Earlier, Mr. Gengos was vice president of strategy and corporate development at Amgen for eight years. Mr. Gengos started his career at Morgan Stanley before moving on to McKinsey & Co., where he advanced from associate to senior engagement manager. Mr. Gengos holds an M.B.A. from the UCLA Anderson School of Management and a B.S. in Chemical Engineering from the Massachusetts Institute of Technology.

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

CG Life

media@ternspharma.com